EXHIBIT 99


            WRITTEN STATEMENT BY THE CHIEF EXECUTIVE OFFICER AND THE
                             CHIEF FINANCIAL OFFICER

1. Bruce D. Hertzke, Chief Executive Officer and President and Edwin F. Barker, Chief Financial Officer, each certify that:

     (a) The Annual Report on Form 10-K ("periodic report") of Winnebago Industries, Inc. (the "issuer"), for the fiscal year ended August 31, 2002, as filed with the Securities and Exchange Commission on the date of this certificate, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

     (b) the information contained in that periodic report fairly represents, in all material respects, the financial condition and results of operations of the issuer.

2. This statement is provided pursuant to the requirements of Section 906 of the Sarbanes - Oxley Act of 2002, codified as Section 1350 of Chapter 63 of Title 18 U.S.C.

Date: November 25, 2002

                                                     By: /S/ BRUCE D. HERTZKE
                                                         -----------------------
                                                         Bruce D. Hertzke
                                                         Chief Executive Officer
                                                           and President

                                                     By: /S/ EDWIN F. BARKER
                                                         -----------------------
                                                         Edwin F. Barker
                                                         Chief Financial Officer